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                                                                    EXHIBIT 10.1

                            MERCANTILE NATIONAL BANK
                               SEVERANCE AGREEMENT
                                    May, 1995

         Agreement made as            of by and between National Mercantile
Bancorp, with its principal office located at 1840 Century Park East, Los Angeles, California 90067 (the "Company"), Mercantile National Bank (the "Bank"), at the same location, and who resides at (The "Executive").

                                  WITNESSETH:

         WHEREAS, the Executive has previously been employed by the Bank without an employment agreement; and

         WHEREAS, the Company, the Bank, and the Executive (individually a "Party" and together the "Parties") desire that the Executive's rights to compensation and benefits that have been granted to the Executive because of the Executive's services to the Bank shall be assured should certain events occur;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the Parties agree as follows:


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         1.      Definitions.

                 (a) "Base Salary" shall mean the Executive's highest annualized base salary in any 30-day period during the three years immediately preceding the commencement of the Term of Employment, or any increased salary thereafter granted to the Executive by the Bank.

                 (b) "Board" shall mean the Board of Directors of the Company.

                 (c) "Cause" shall mean (i) the Executive has committed a felony involving moral turpitude, or (ii) the Executive in carrying out the Executive's duties under this Agreement is guilty of (A) willful gross neglect or (B) willful gross misconduct resulting, in the case of either (A) or (B), in material harm to the Company or the Bank, unless such act, or failure to act, under this clause (ii) was believed by the Executive in good faith to be in the best interests of the Company or the Bank.

                 (e) A "Change in Control" shall mean the occurrence of any one of the following events, notwithstanding the prior occurrence of any other event constituting a "Change in Control":

         (i) any "person," as such term is used in Sections 3(a) (9) and 13(d) of the Securities Exchange Act of 1934 (the "1934 Act"), other than the Company, another corporation of which the Company owns more that 50% of its Voting Stock (a "subsidiary") or any employee Benefit plan sponsored by the Company or a Subsidiary, becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under the 1934 Act, of 24.9% or more of the Voting Stock of the Company or the Bank;

         (ii) the majority of the Board consists of individuals other than the Incumbent Directors;

         (iii) the Company or Bank adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

         (iv) all or substantially all of the business of the Company or the Bank is disposed of pursuant to a merger, consolidation or other transaction in which the Company or the Bank is not the surviving corporation, or is substantially or


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completely liquidated (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

         (v) the Company or the Bank, combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination (other than the shareholders who, immediately prior to the combination, were "affiliates" of such other company, as such term is defined in the rules of the Securities and Exchange Commission), do not beneficially own, directly or indirectly, more than 50% of the Voting Stock of the combined company; provided, however, that notwithstanding the occurrence of any events described in clauses (i), (iii),
(iv) and (v) above, no "Change in Control" shall be deemed to have occurred if immediately following such event (A) members of the Board or employees of the Company and its Subsidiaries who file or are required to file (or immediately prior to such event, filed or were required to file), reports under
Section 16(a) of the 1934 Act (the "Reporting Employees"), are beneficial owners, directly or indirectly, in the aggregate of 20% of the Voting Stock of the Company or its successor, as the case may be, and (B) no person, as defined above (other than a person (x) in which a Reporting Employee or Reporting Employees hold an interest of 10% or more and (y) through which such Reporting Employee or Reporting Employees beneficially own, in the aggregate, at least 5% of such Voting Stock), is the beneficial owner, directly or indirectly, as a result of such event, of a greater percentage of such Voting Stock than the percentage then held by the Reporting Employees as determined pursuant to clause (A) of this proviso; provided, however, that no "Change of Control" shall be deemed to have occurred as a result of regulatory takeover by the Company or the Bank, and in such event this agreement shall be of no force and effect what-so-ever.

                 (f) "Confidential Information" shall mean all nonpublic information concerning the Company's or the Bank's business relating to its products, customer lists, financial information, marketing plans and strategies. Confidential Information


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does not include information that is or becomes, available to the public, unless such availability occurs through an unauthorized act on the part of Executive.

                 (g) "Disability" shall have the same meaning as is currently given that term under the Company's or Bank's long-term disability plan, except that it shall have the meaning given in any amendment to such plan to the extent that the meaning of such term is modified to the benefit of the Executive.

                 (h)  "Good Reason" shall mean the following:

         (i) without the Executive's express written consent, the assignment of any duties inconsistent with, or the diminution of, the Executive's positions, titles, offices, duties, responsibilities and status with the Bank as in effect immediately preceding the Reference Date or a change without good cause in the Executive's reporting responsibilities as in effect immediately preceding the Reference Date or any removal of the Executive from or any failure to re-elect the Executive to any titles, offices or positions held by the Executive immediately preceding the Reference Date except in connection with the termination of the Executive's employment either for Disability or by the Executive other than for Good Reason;

         (ii) a failure by the Company or the Bank to pay the Executive a salary at an annualized rate equal to the Base Salary in accordance with the Company's or Bank's standard payroll policies as provided in Section 4;

         (iii) a reduction by the Company or the Bank in the Executive's bonus opportunity, if any, below an amount equal to the product of the Executive's highest Bonus Percentage during the preceding three years multiplied by the Executive's Base Salary, or the failure by the Company or the Bank in determining the Executive's bonus to apply performance standards and other criteria that are comparable to and consistent with those applied in review of the Executive's performance in determining the Executive's annual bonuses in years prior to the Reference Date, if any, or to apply such standards and other criteria on a comparable basis;

         (iv) the failure by the Company or the Bank to continue in effect any benefit or compensation plan in which the Executive was participating immediately preceding the Reference Date (unless a plan providing substantially similar benefits is adopted and participation therein by the Executive is provided), the taking of any action by the


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Company or the Bank, which would adversely affect the Executive's participation in or materially reduce the benefits under any such plan or deprive the Executive of any material fringe benefit then enjoyed by the Executive, or the failure by the Company, or the Bank to provide the Executive with the number of paid vacation days to which the Executive was entitled in accordance with the Company's or the Bank's normal vacation policies and practices as in effect immediately preceding the Reference Date;

                 (v) transfer of the Executive out of the Company's or the Bank's principal office or the relocation of the Company's or the Bank's principal office (or the Executive's own office location within a radius of twenty miles from the location of the Executive's office immediately preceding the Reference Date), to a location more than twenty miles from such office or offices, except for required travel on the Company's or the Bank's business to an extent substantially consistent with the Executive's business travel obligations in carrying out the Executive's normal duties in the ordinary course of the Company's or the Bank's business immediately preceding the commencement of the Term of Employment, or, in the event the Executive consents to any such relocation, the failure by the Company or the Bank to pay (or reimburse the Executive for) all reasonable moving expenses incurred by the Executive relating to a change of the Executive's principal residence in connection with such relocation in accordance with the Company's or Bank's relocation policies as in effect immediately preceding the commencement of the Term of Employment (including the tax gross-up, if any, of such payment), and to indemnify the Executive against any loss (defined as the difference between the actual sale price of such residence and the fair market value of such residence as determined by a reputable real estate appraiser designated by the Executive and reasonably satisfactory to the Company or the Bank) realized in the sale of the Executive's principal residence in connection with any such change of residence; or

         (vi) the failure of the Company or the Bank to obtain the assumption in writing of its obligation to perform this Agreement by any successor as contemplated in section 16 below not less than five days prior to a merger, consolidation or sale as contemplated in that section.


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                 (i) "Incumbent Director(s)" shall mean the members of the Board on the date of this Agreement, provided that any person becoming a director subsequent to the date of this Agreement whose election or nomination for election was approved by two-thirds (but in no event less than two) of the directors who at the time of such election or nomination comprise the Incumbent Directors shall, for purposes of this Agreement, be considered to be an Incumbent Director.

                 (j) "Reference Date" shall mean the later of the (i) date on which the Term of Employment commences or (ii) if one or more Changes in Control occur after the commencement of the Term of Employment, the date on which the latest Change in Control occurs.

                 (k) "Term of Employment" shall mean the period commencing on the earlier of (i) the date of the first Change in Control following the date of this Agreement, provided that the Executive is employed by the Company or the Bank on the date of such Change in Control, and (ii) the date immediately preceding the date, if any, on which the Executive's employment is terminated by the Company or the Bank prior to the occurrence of such first Change in Control, if the Executive can reasonably demonstrate that the Executive's termination (A) was at the direction or request of a third party that had taken steps reasonably calculated to thereafter effect the Change in Control or (B) otherwise occurred in connection with or in anticipation of a change in control and in the case of either (i) or (ii) above, ending on the last day of any one-year period during which no Change in Control shall have occurred.

                 (l) "Termination for Good Reason" shall mean a termination by the Executive of employment for Good Reason. A Termination for Good Reason shall not take effect unless (i) the Executive shall have delivered a written notice to the Company or the Bank within 90 days of the Executive having knowledge of one of the events constituting Good Reason stating that the Executive intends to terminate employment as a result of one of those events, which event shall be specified with particularity, and (ii) the Company or the Bank, shall have failed to correct the situation to the reasonable satisfaction of the Executive within 30 days after its receipt of the notice.


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                 (m) "Termination Without Cause" shall mean a termination of the
Executive's employment by the Company or the Bank, other than due to Disability or Cause.

                 (n) "Voting Stock" of any corporation shall mean the capital stock of any class or classes having general voting power under ordinary circumstances, in the absences of contingencies, to elect the directors of such corporation.

         2.   Term of Agreement.

              This Agreement shall be effective as of the date first written above and shall terminate upon the later of (a) the first anniversary of the date either Party notifies the other that it or The Executive does not want the term of the Agreement to continue or (b) the end of the Term of Employment, if any.

         3.   Positions, Duties and Responsibilities.

              During the Term of Employment, the Company or the Bank shall employ the Executive in a position having responsibilities at least equivalent to those of the position held by the Executive on the date immediately preceding the Reference Date. During the Term of Employment and subject to the provisions of Section 3(b) below, the Executive shall devote full business time and attention to the business and affairs of the Company or the Bank, and shall use best efforts, skills and abilities to promote their interests.

                 (b) Anything herein to the contrary notwithstanding, nothing shall preclude the Executive from (i) engaging in charitable and community affairs and managing personal investments, provided that such activities do not materially interfere with the performance of duties or responsibilities hereunder, or (ii) serving as an officer or director or any other corporation either (A) at the Executive's initiative with the permission of the Board or of the Bank or (B) at the request of the Board with the written approval of the Executive.

         4.   Salary.

              During the Term of Employment, the Company shall pay the Executive the Base Salary in accordance with the Company's standard payroll practices. The Base Salary shall be reviewed annually for increase at the discretion of the Company or the Bank.


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         5.   Annual Bonus.

              During the Term of Employment, the Executive shall be paid an annual bonus at the discretion of the Company or the Bank.

         6.   Long Term Incentives.

              During the Term of Employment, the Executive shall be eligible to participate, in accordance with applicable terms and provisions, in the long-term incentive plans for senior executives of the Company, or the Bank, if any, including, without limitation, the Company's stock option plan or plans, share unit plan or plans, long-term incentive plan or plans, stock purchase and loan plan or plans and officers' and directors' deferred compensation plan or plans. The Executive's participation in these or other plans shall take into account the Executive's positions and responsibilities at the Company or the Bank.

         7.   Employee Benefit Plans.

              During the Term of Employment, the Executive shall be eligible to participate, in accordance with applicable plans and provisions, in all employee benefit plans and programs including, without limitation, hospital, dental, and major medical plans, pension, 401(k), savings and similar plans, group term life insurance, long and short term disability plans, travel, accident and accidental death and dismemberment plans and programs, and any supplements provided to such plans or programs, whether funded or unfunded, applicable generally to executives of the Company, or the Bank, at a level comparable to the level of the Executive.

         8.   Perquisites.

              During the Term of Employment, the Executive shall be entitled to all the perquisites generally available to senior executives of the Company, or the Bank, immediately preceding the commencement of the Term of Employment.

         9.   Expenses.

              During the Term of Employment, the Company or the Bank shall promptly reimburse the Executive for any reasonable, out-of-pocket business expenses the Executive incurs in performing duties and discharging responsibilities under this Agreement upon the submission by the Executive of appropriate documentation of such expenses in accordance with the Company's or the Bank's usual practices and policies.


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         10.  Termination Without Cause or for Good Reason During the Term of
Employment.

              In the event of a Termination Without Cause or a Termination for Good Reason, in either case during the Term of Employment, the Executive shall be entitled to:

                 (a) a lump sum payment equal to the sum of six months of the Executive's Base Salary if the Executive's Date of Termination is within twelve months of the Reference Date; and

                 (b) any salary earned (i.e., accrued through the date of termination) but not yet paid;

                 (c) any bonuses earned but not yet paid;

                 (d) long-term incentives, if any, in accordance with the terms and conditions of the applicable long term incentive plan or program;

                 (e) continued participation in all employee benefit plans or programs in which the Executive was participating on the date of the termination of the Executive's employment until the earlier of,

         (i) 6 months following termination of the Executive's employment, or

         (ii) the Executive's receipt of equivalent coverage and benefits under the plans and programs of a subsequent employer; (f) other benefits in accordance with the plans and programs of the Company or the Bank applicable generally to executives of the Company or the Bank at a level comparable to the level of the Executive.

                 In the event that the Executive is precluded from continued participation in any employee benefit plan or program, as provided in subsection
(e) above, the Executive shall be provided with the "after tax economic equivalent" thereof. For purposes of this paragraph, the "after tax economic equivalent" of the Executive's participation in any employee benefit plan or program shall be deemed to be the cost that would be incurred by the Executive in obtaining such benefit at the lowest available individual basis, assuming, if applicable, that the Executive is insurable.


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                 The Company, or the Bank, shall pay the Executive any payments due under this Section 10 within five business days following the termination of the Executive's employment (except to the extent that the terms and provisions of any applicable plan or program preclude a payment within such period) or, if such payment is requested by the Executive pursuant to the preceding paragraph, within five business days after the Company's or the Bank's receipt of the Executive's notice.

         11.     Covenants of the Company and Bank.

                 Prior to the commencement of the Term of Employment the Company or the Bank shall not take any action (a) at the direction or request of any third party that has taken steps reasonably calculated to thereafter effect a Change in Control or (b) otherwise in connection with or in anticipation of a Change in Control, and following the commencement of the Term of Employment neither the Company, or the Bank, nor any successor thereto shall take any action, without in either case the express prior written consent of the Executive, that would result in any changes adversely affecting the Executive under the Company's stock option plan, long-term incentive plan, share unit plan or any other compensation plan or program in which the Executive participates on the date of this Agreement or may participate from time to time hereafter, including, without limitation, any adverse change in any provision for acceleration of vesting in the event of a Change in Control.

         12.     Indemnifications.

                 (a) If, after the date of commencement of the Term of Employment, the Executive is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that the Executive is or was a director or officer of the Company or the Bank, or is or was serving at the request of the Company or the Bank as a director, officer, member, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is an alleged act or failure to act in an official capacity as a director, officer, member, employee or


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agent, the Executive shall be indemnified and held harmless by the Company or the Bank to the fullest extent authorized by California law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, including, without limitation, payment of expenses incurred in defending a Proceeding prior to final disposition of such Proceeding (subject to receipt of an undertaking by the Executive to repay such amount if it shall ultimately be determined that the Executive is not entitled to be indemnified by the Company or the Bank under California law), and such indemnification shall continue as to the Executive even if the Executive has ceased to be a director, officer, member, employee or agent of the Company or the Bank or other enterprise and shall inure to the benefit of the Executive's heirs, executors and administrators.

                 (b) If a claim under section 12(a) above is not paid in full by the Company or the Bank within 30 days after a written claim has been received by the Company or the Bank, the Executive may at any time thereafter bring suit against the Company or the Bank to recover the unpaid amount of the claim and if successful in whole or in part, the Executive shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that the Executive has not met the standards of conduct which make it permissible under California law for the Company or the Bank to indemnify the Executive for the amount claimed. Neither the failure of the Company (including the Board, independent legal counsel, or its stockholders) or the Bank to have made a determination prior to the commencement of such action that indemnification of the Executive is proper in the circumstances because the Executive had met the applicable standard of conduct set forth under California law, nor an actual determination by the Company (including the Board, independent legal counsel, or its stockholders) or the Bank, that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.


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                 (c) The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 12 shall not be exclusive of any other right which the Executive may have or hereafter may acquire under any statute, provision of the certificate of incorporation or by-laws of the Company or the Bank, agreement, vote of stockholders or disinterested directors or otherwise.

         13.     Confidentiality.

                 The Executive shall not, without the prior written consent of the Company, or the Bank, divulge, disclose or make accessible to any other person, firm, partnership or corporation or other entity any Confidential Information pertaining to the business of the Company or the Bank, except (a) while employed by the Company or the Bank in the business of and for the benefit of the Company or the Bank (b) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company or the Bank, or by any administrative body or legislative body (including a committee thereof) with purported or apparent jurisdiction to order the Executive to divulge, disclose or make accessible such information.

         14.     Resolution of Disputes.

                 Any disputes arising under or in connection with this Agreement shall, at the discretion of the Executive, be resolved by arbitration to be held in Los Angeles, California in accordance with the American Arbitration Association's Commercial Arbitration Rules then in effect. Costs of the arbitration or litigation, including, without limitation, attorney's fees of both Parties, shall be borne by the Company and the Bank, and pending the resolution of any arbitration or court proceeding, the Company or the Bank shall continue payment of all amounts due the Executive under this Agreement and all benefits to which the Executive is entitled at the time the dispute arises.

         15.     Effect of this Agreement on Other Benefits.

                 Nothing in this Agreement shall curtain the Executive's entitlement to participate, in accordance with applicable terms and provisions, in the executive compensation, employee benefit and other plans or programs in which senior


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executives of the Company or the Bank are eligible to participate.

         16.     Assignability:  Binding Nature.

                 This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and assigns. No rights or obligations of the Company and the Bank under this Agreement may be assigned or transferred by the Company or the Bank, except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company or the Bank is the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company or the Bank, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company or the Bank and such assignee or transferee assumes the liabilities, obligations, and duties of the Company or the Bank, as contained in this Agreement, either contractually or as a matter of law. The Company and the Bank further agree that in the event of a merger, consolidation, sale of assets or liquidation as described in the preceding sentence the Company or the Bank shall take whatever action each legally can in order to cause such assignee or transferee to assume the liabilities, obligations, and duties of the Company and the Bank, hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than the Executive's rights to compensation and benefits, which may be transferred only by will or operation of law.

         17.     Representation.

                 The Company, the Bank, and the Executive each represent and warrant that each is fully authorized and empowered to enter into this Agreement and that the performance of its or the Executive's obligations under this Agreement will not violate any agreement between it or The Executive and any other person, form or organization.

         18.     Entire Agreement.

                 This Agreement contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.


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         19.     Amendment or Waiver.

                 No provision in this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing and signed by the Executive and a duly authorized officer of the Company or the Bank. No waiver by either party of any breach by the other Party of any condition or provision of this Agreement to be performed by the other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.

         20.     Severability.

                 In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         21.     Survivorship.

                 The respective rights and obligations of the Parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations, including, but not limited to, the rights of the Executive under Sections 9, 10, 11, 12, and 14.

         22.     Beneficiaries References.

                 The Executive shall be entitled to select (and change) a beneficiary or beneficiaries to receive any compensation or benefit payable following the Executive's death, and may change such election, in either case by giving the Company or the Bank written notice thereof. In the event of the Executive's death or a judicial determination of the Executive's incompetence, reference in this agreement to the Executive shall be deemed, where appropriate, to refer to the Executive's beneficiary, estate, committee, conservator or other legal representative.

         23.     Governing Law.

                 This Agreement shall be governed by and construed in accordance with the laws of California without reference to principles of conflict of laws.


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         24.     Notices.

                 Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give notice of:

If to the Company, the Bank

or the Board;

                 Mr. Howard P. Ladd
                 Chairman of the Board
                 Mercantile National Bank
                 1840 Century Park East
                 Los Angeles, CA 90067

If to the Executive;

         25.     Headings.

                 The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning and construction of any provision of this Agreement.

         26.     Counterparts.

                 This Agreement may be executed in two or more counterparts.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                          By:      _______________________
                                                   Executive

                                          National Mercantile Bancorp,
                                                   "Company"

                                          By:      ________________________
                                                   Howard P. Ladd
                                                   its Chairman

                                          Mercantile National Bank
                                                   "Bank"

                                          By:      _______________________
                                                   Howard P. Ladd
                                                   its Chairman